EXHIBIT (h)(5)

                            ADMINISTRATION AGREEMENT


         AGREEMENT made as of June 1, 1999 by and between The DLB FUND GROUP, a Massachusetts business trust (the "Trust"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

         WHEREAS, the Trust, a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of the separate portfolios listed on Appendix A hereto (which may be amended from time to time); and

         WHEREAS, the Trust desires to retain the Bank to render certain administrative services to the Trust and the Bank is willing to render such services.

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

         1. Appointment. The Trust hereby appoints the Bank to act as Administrator of the Trust on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

         2. Delivery of Documents. The Trust has furnished the Bank with copies properly certified or authenticated of each of the following:

                  (a) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Bank to provide certain administrative services to the Trust and approving this Agreement;

                  (b) The Trust's Agreement and Declaration of Trust dated August 1, 1994 and all amendments thereto, a copy of which is on file in the office of the Secretary of State of the Commonwealth of Massachusetts (the "Articles");

                  (c) The Trust's by-laws and all amendments thereto (the "By-Laws");

                  (d) The Trust's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

                  (e) The Trust's most recent Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act and all amendments thereto; and

                  (f) The Trust's most recent prospectus and statement of additional information (the "Prospectus"); and

                  (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

                  The Trust will immediately furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, the Trust will notify the Bank as soon as possible of any matter which may materially affect the performance by the Bank of its services under this Agreement.

         3. Duties of Administrator. Subject to the supervision and direction of the Board of Trustees of the Trust, the Bank, as Administrator, will assist in conducting various aspects of the Trust's administrative operations and undertakes to perform the services described in Appendix C hereto. The Bank may, from time to time, perform additional duties and functions which shall be set forth in an


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amendment to such Appendix C executed by both parties. At such time, the fee schedule included in Appendix B hereto shall be appropriately amended.

                  In performing all services under this Agreement, the Bank shall act in conformity with the Trust's Articles and By-Laws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Trust's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Trust's assets or choice of investments and cannot be held liable for any problem relating to such investments.

         4. Duties of the Trust.

                  (a) The Trust is solely responsible (through its transfer agent or otherwise) for (i) providing timely and accurate reports ("Daily Sales Reports") which will enable the Bank as Administrator to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions ("Exempt Transactions") which are to be excluded from the Daily Sales Reports.

                  (b) The Trust agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Trust further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

         5.       Fees and Expenses.

                  (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, the Trust will compensate the Bank in accordance with the fee schedule attached as Appendix B hereto. Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of the Trust's management) of the Bank for which the Bank shall be entitled to bill the Trust separately and for which the Trust shall reimburse the Bank.

                  (b) The Bank shall not be required to pay any expenses incurred by the Trust.

         6.       Limitation of Liability.

                  (a) The Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Trust will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Trust, including, but not limited to, inaccurate Daily Sales Reports and misidentification of Exempt Transactions;
(ii) arising out of the offer or sale of any securities of the Trust in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state, or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; in each case to the extent not resulting from the willful misfeasance, bad faith or negligence of the Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof.

                  (b) The Bank may apply to the Trust at any time for instructions and may consult counsel for the Trust, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of

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such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Trust until receipt of written notice thereof has been received by the Bank from the Trust.

                  (c) In the event the Bank is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, the Bank shall not be liable to the Trust for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes.

                  (d) Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank be liable for special, incidental or consequential damages, even if advised of the possibility of such damages.

         7.       Termination of Agreement.

                  (a) The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

                           (i) Either party hereto may terminate this Agreement
prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within ninety days of receipt of written notice from the non-violating party of such violation.

                           (ii) This Agreement shall terminate upon (i) the
liquidation of the Trust or (ii) with respect any fund, the liquidation of that fund.

                  (b) With respect to any termination, with the exception of a termination by the Trust pursuant to paragraph 7(a)(i), during the Initial Term of this Agreement, the Bank shall be paid by the Trust the difference between the amount that would have been paid to the Bank had there been no special twelve (12) month fee arrangements and what was actually paid to the Bank.

                  (b) If the Custodian Agreement or the Transfer Agency and Service Agreement both dated July 19, 1995, as they are amended from time to time, are terminated for any reason the Bank may terminate this Agreement upon sixty days notice.

                  (c) At any time after the termination of this Agreement, the Trust may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as Administrator.

         8.       Miscellaneous.

                  (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

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                  To the Trust:

                           David L. Babson and Company Incorporated
                           One Memorial Drive
                           Cambridge, MA  02142- 1300
                           Attention:  John E. Deitelbaum, General Counsel

                  To the Bank:

                           Investors Bank & Trust Company
                           200 Clarendon Street, P.O. Box 9130
                           Boston, MA  02117-9130
                           Attention: Stephen C. Peacock, Client Manager With a copy to: John E. Henry, General Counsel

                  (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

                  (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

                  (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

                  (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         9. Amendments. This Agreement constitutes the entire Agreement between the parties and may not be altered or amended, except as by instrument in writing, executed by both parties, and in the case of the Trust, such alteration or amendment will be authorized and approved by its Board.

         10. Confidentiality. All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

         11. Use of Name. The Trust shall not use the name of the Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Trust in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.

         12. Disclaimer of Liability. A copy of the Agreement and the Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding upon the assets and property of the Trust; provided, however, that the Agreement and Declaration of Trust of the Trust provides that the assets of a particular series of the


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Trust shall under no circumstances be charges with liabilities attributable to any other series of the Trust and that all persons extending credit to, or contracting with or having any claim against a particular series of the Trust shall look only to the assets of that particular series for payment of such credit, contract or claim.


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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                                              THE DLB FUND GROUP


                                              By:___________________________
                                              Name:
                                              Title:


                                              INVESTORS BANK & TRUST COMPANY


                                              By:___________________________
                                              Name:
                                              Title:

















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                                   Appendices
                                   ----------


       Appendix A...........................................  Portfolios

       Appendix B...........................................  Fee Schedule

       Appendix C...........................................  Services

                                   Appendix A


This Appendix A forms a part of the Administration Agreement dated as of June 1, 1999 (the "Agreement") between Investors Bank & Trust Company and The DLB Fund Group.


Portfolios
----------

The DLB Fixed Income Fund
The DLB Global Small Capitalization Fund
The DLB Mid-Capitalization Fund
The DLB Value Fund
The DLB Disciplined Growth Fund
The DLB Growth Fund
The DLB Micro Capitalization Fund









                                                THE DLB FUND GROUP


                                                By:___________________________
                                                Name:
                                                Title:


                                                INVESTORS BANK & TRUST COMPANY


                                                By:___________________________
                                                Name:
                                                Title: